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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 15, 2000


                         PAN WESTERN ENERGY CORPORATION
               (Exact name of registrant as specified in charter)


             OKLAHOMA                     0-22349               73-1130486
   (State or other jurisdiction       (Commission File        (IRS Employer
of incorporation or organization)         Number)          Identification No.)



                           1390 SOUTH POTOMAC STREET
                                   SUITE 136
                             AURORA, COLORADO 80012
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 755-2400



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 ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

           Pan Western Energy Corporation dismissed its principal certified public accountant of Deloitte & Touche LLP ("Deloitte & Touche") on November 14, 2000. On November 15, 2000, Deloitte & Touche sent a letter to confirm that the client-auditor relationship between itself and Pan Western Energy Corporation ceased. The reason for the dismissal was that Pan Western Energy Corporation merged into IntelliReady, Inc. IntelliReady, Inc. has decided to continue to use the services of its certified public accountant, A.J. Robbins P.C, as the merged company's certified public accountant.

         The auditor's report of Deloitte & Touche for Pan Western Energy Corporation's December 31, 1999 financial statements was qualified. Specifically, Deloitte & Touche expressed substantial doubt regarding the Company's ability to continue as a going concern due to issues including substantial net losses, operating cash flow deficiencies and working capital deficits, among others. Deloitte & Touche's 1998 auditors report was an unqualified opinion. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The Board of Directors approved the dismissal of Deloitte & Touche and the retainer of A.J. Robbins P.C.

ITEM 7.  EXHIBITS

Exhibit 16.1 -  Deloitte & Touche acknowledging termination of client auditor relationship.

Exhibit 16.2 -  Deloitte & Touche letter acknowledging that it agrees with the statements made by Pan Western Energy Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PAN WESTERN ENERGY CORPORATION
                                                   (Registrant)




Date: November 29, 2000                    /s/ Scott B. Campbell
                                           ------------------------------------
                                           (Signature)

                                           Scott B. Campbell, President and CEO

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                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------
   16.1      -  Deloitte & Touche acknowledging termination of client auditor relationship.

   16.2      -  Deloitte & Touche letter acknowledging that it agrees with the statements made by Pan Western Energy Corporation.